shall not be required that any single counterpart hereof be signed by the parties, so long as each party signs any counterpart of this Agreement.

14. ***Applicable Law.*** This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

15. ***Attorneys' Fees.*** In case of any action or proceeding to compel compliance with, or for a breach of, any of the terms and conditions of this Agreement, the prevailing party shall be entitled to recover from the losing party all costs of such action or proceeding, including, but not limited to, reasonable attorneys' fees.

15. ***Termination.*** This Agreement may be terminated at any time, with our without cause, by either Party upon the provision of written notice to the other Party. Notwithstanding the foregoing, Paragraphs 6, 7, 14 and 15 shall survive the termination of this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the day and year first above written.

CARBON CREDITS INTERNATIONAL

Amber M. Chavez

By: Amber Marie Chavez
Its: Chief Executive Officer

CORE CAPITAL SOURCE LTD

Dave Hough

By: David Hough
Its: Chief Executive Officer